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Hilton Reports First Quarter Results; Raises Full Year Outlook

MCLEAN, VA (April 26, 2018) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its first quarter 2018 results. All results herein, including prior year, reflect the adoption of new accounting standards, including Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). Highlights include:

•	Diluted EPS was $0.51 for the first quarter, and diluted EPS, adjusted for special items, was $0.55, a 45 percent increase from the first quarter of 2017

•	Net income for the first quarter was $163 million

•	Adjusted EBITDA for the first quarter was $445 million, an increase of 9 percent from the same period in 2017

•	System-wide comparable RevPAR increased 3.9 percent on a currency neutral basis for the first quarter from the same period in 2017

•	Approved 25,700 new rooms for development during the first quarter, growing Hilton's development pipeline to 355,000 rooms as of March 31, 2018, representing 9 percent growth from March 31, 2017

•	Opened 10,600 rooms in the first quarter, a 7 percent increase from the same period in 2017, adding 7,100 net rooms

•	Repurchased 1.3 million shares of Hilton common stock for an aggregate cost of $110 million during the first quarter

•	In April 2018, repurchased 16.5 million shares of Hilton common stock from HNA for $1.17 billion in connection with HNA's full divestiture of its investment in Hilton

•
In April 2018, issued $1.5 billion aggregate principal amount of 5.125% Senior Notes due 2026 to facilitate the stock buyback from HNA and to repay approximately $500 million of Hilton's senior secured term loan facility

•	Raised guidance for full year 2018 system-wide comparable RevPAR growth to between 2.0 percent and 4.0 percent, an increase of 100 basis points at the mid point

•	Raised Adjusted EBITDA guidance for full year 2018 to between $2,060 million and $2,100 million

•	Raised capital return guidance for full year 2018 to between $1.7 billion and $1.9 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We are thrilled with the strong start to the year, reporting first quarter results that exceeded the high end of our guidance for system-wide RevPAR, Adjusted EBITDA and diluted EPS, adjusted for special items. As a result of our strong performance and positive outlook for the remainder of the year, we are raising guidance for the full year. We also continue to deliver on our capital return strategy through share repurchases and dividends, returning more than $1.3 billion so far this year."

For the three months ended March 31, 2018, system-wide comparable RevPAR grew 3.9 percent, driven by increases in both ADR and occupancy. In particular, strength at Hilton's international hotels benefited results, particularly in the Europe and Asia Pacific regions. Management and franchise fee revenues increased 12 percent as a result of RevPAR growth of 3.8 percent at comparable managed and franchised hotels, license fees and the addition of new properties to Hilton's portfolio.

For the three months ended March 31, 2018 diluted EPS was $0.51 and diluted EPS, adjusted for special items, was $0.55 compared to $0.14 and $0.38, respectively, for the three months ended March 31, 2017. Net income and Adjusted EBITDA were $163 million and $445 million, respectively, for the three months ended March 31, 2018 compared to $48 million and $410 million, respectively, for the three months ended March 31, 2017.

Development

In the first quarter of 2018, Hilton opened 75 hotels totaling 10,600 rooms, a 7 percent increase from the same period in 2017, and achieved net unit growth of 7,100 rooms.

As of March 31, 2018, Hilton's development pipeline totaled more than 2,340 hotels consisting of approximately 355,000 rooms throughout 106 countries and territories, including 38 countries and territories where Hilton does not currently have any open hotels. Nearly 187,000 rooms in the pipeline, or more than half, are located outside the U.S. Additionally, approximately 184,000 rooms in the pipeline, or more than half, are under construction.

Balance Sheet and Liquidity

As of March 31, 2018, Hilton had $6.7 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.25 percent. Excluding capital lease obligations and other debt of Hilton's consolidated variable interest entities, Hilton had $6.4 billion of long-term debt outstanding as of March 31, 2018, with a weighted average interest rate of 4.17 percent.

Total cash and cash equivalents were $683 million as of March 31, 2018, including $73 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of March 31, 2018.

During the first quarter of 2018, Hilton repurchased 1.3 million shares of its common stock at a cost of approximately $110 million and an average price per share of $84.01. From the inception of Hilton's share repurchase plan in March 2017 through March 31, 2018, Hilton repurchased 14.8 million shares for approximately $1.0 billion at an average price per share of $67.37.

In March 2018, Hilton paid a quarterly cash dividend of $0.15 per share on shares of its common stock, for a total of $47 million. In April 2018, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before June 29, 2018 to holders of record of its common stock as of the close of business on May 11, 2018.

In April 2018, Hilton repurchased 16.5 million shares of Hilton common stock from an affiliate of HNA Tourism Group Co., Ltd. ("HNA") for $1.17 billion at a price of $70.9925 per share, bringing total share repurchases by Hilton to over 31 million shares. HNA also sold 66.0 million shares of Hilton common stock in an underwritten, public offering and no longer has any beneficial ownership interest in Hilton. Additionally, in April 2018, Hilton issued $1.5 billion aggregate principal amount of 5.125% Senior Notes due 2026 and used a portion of the net proceeds from the issuance, together with borrowings under its senior secured revolving credit facility and available cash to fund the stock repurchase and repay approximately $500 million outstanding under its senior secured term loan facility.

Adoption of ASUs

The Company adopted ASU 2014-09 and ASU No. 2017-07 ("ASU 2017-07"), Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on January 1, 2018 on a full retrospective basis in the condensed consolidated financial statements. The provisions of ASU 2014-09 affected the Company's revenue recognition as follows:

•	Application, initiation and other fees charged are recognized over the term of the franchise contract, rather than upon execution of the contract;

•	Certain contract acquisition costs related to management and franchise contracts are recognized over the term of the contracts as a reduction to revenue, instead of as amortization expense;

•
Incentive management fees are recognized to the extent that it is probable that a significant reversal will not occur as a result of future hotel profits or cash flows, as opposed to recognizing amounts that would be due if the management contract was terminated at the end of the reporting period;

•
Revenue related to the Hilton Honors guest loyalty program is deferred as points are awarded and recognized upon point redemption, net of any reward reimbursement paid to a third party, as opposed to recognized on a gross basis at the time points are issued in conjunction with the accrual of the expected future cost of the reward reimbursement. Additionally, points issued at owned and leased hotels are accounted for as a reduction of revenue from owned and leased hotels, as opposed to expenses of owned and leased hotels; and

•	Reimbursable fees related to management and franchise contracts are recognized as they are billed, as opposed to when Hilton incurs the related expenses.

The provisions of this ASU will not affect the Company's cash flow or cash available for capital return. The changes in revenue recognition for contract acquisition costs will not affect the Company's net income, and the changes for incentive management fees will not affect the Company’s net income for any full year period.

The provisions of ASU 2017-07 include presenting: (i) the service cost component of net periodic pension cost in owned and leased hotels expense and general and administrative expense; and (ii) the other components of net periodic pension cost in other non-operating income (loss), net in the condensed consolidated statements of operations. Prior to adoption, all net periodic pension cost was presented in owned and leased hotels expense and general and administrative expense. The adoption of this ASU did not have a material effect on the Company's consolidated statements of operations.

Refer to "New Accounting Standard Adoption - Effect on the Three Months Ended March 31, 2017" in the schedules to this press release for additional information.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases to date and do not include the effect of potential share repurchases.

Full Year 2018

•	System-wide RevPAR is expected to increase between 2.0 percent and 4.0 percent on a comparable and currency neutral basis compared to 2017.

•	Diluted EPS, before special items, is projected to be between $2.57 and $2.66.

•	Diluted EPS, adjusted for special items, is projected to be between $2.62 and $2.71.

•	Net income is projected to be between $794 million and $823 million.

•	Adjusted EBITDA is projected to be between $2,060 million and $2,100 million, growing 8 percent to 10 percent.

•	Management and franchise fee revenue is projected to increase between 9 percent and 11 percent compared to 2017.

•	Capital expenditures and contract acquisition costs, excluding capital expenditures reimbursed by hotel owners, are expected to be between $175 million and $200 million.

•	Cash available for capital return is projected to be between $1.7 billion and $1.9 billion.

•	General and administrative expenses are projected to be between $400 million and $425 million.

•	Net unit growth is expected to be approximately 6.5 percent.

Second Quarter 2018

•	System-wide RevPAR is expected to increase between 3.0 percent and 4.0 percent on a comparable and currency neutral basis compared to the second quarter of 2017.

•	Diluted EPS, before special items, is projected to be between $0.66 and $0.70.

•	Diluted EPS, adjusted for special items, is projected to be between $0.66 and $0.70.

•	Net income is projected to be between $202 million and $216 million.

•	Adjusted EBITDA is projected to be between $530 million and $550 million.

•	Management and franchise fee revenue is projected to increase between 7 percent and 9 percent compared to the second quarter of 2017.

Conference Call

Hilton will host a conference call to discuss first quarter 2018 results on April 26, 2018 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at http://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hilton.com/events-and-presentations/2018.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 5738665. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally using the conference ID 10118377.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States of America ("U.S.") and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures. This press release includes pro forma financial information to reflect the financing and equity transactions that occurred in April 2018 as if they occurred on March 31, 2018. This pro forma financial information is provided for informational purposes only and is not necessarily indicative of what Hilton's results of operations would actually have been had these transactions occurred on the date indicated.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 14 world-class brands comprising more than 5,300 properties with more than 863,000 rooms, in 106 countries and territories. Hilton is dedicated to fulfilling its mission to be the world’s most hospitable company by delivering exceptional experiences - every hotel, every guest, every time. The Company's portfolio includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton Honors. Hilton Honors members who book directly through preferred Hilton channels have access to instant benefits, including a flexible payment slider that allows members to choose exactly how many Points to combine with money, an exclusive member discount that can’t be found anywhere else and free standard Wi-Fi. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedIn.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenues
Franchise fees	$331	$282
Base and other management fees	77	81
Incentive management fees	55	49
Owned and leased hotels	334	296
Other revenues	23	37
	820	745
Other revenues from managed and franchised properties	1,254	1,151
Total revenues	2,074	1,896

Expenses
Owned and leased hotels	320	268
Depreciation and amortization	82	86
General and administrative	104	106
Other expenses	14	23
	520	483
Other expenses from managed and franchised properties	1,275	1,196
Total expenses	1,795	1,679

Operating income	279	217

Interest expense	(83)	(89)
Gain (loss) on foreign currency transactions	11	(4)
Loss on debt extinguishment	—	(60)
Other non-operating income, net	14	2

Income before income taxes	221	66

Income tax expense	(58)	(18)

Net income	163	48
Net income attributable to noncontrolling interests	(2)	(1)
Net income attributable to Hilton stockholders	$161	$47

Weighted average shares outstanding:
Basic	316	330
Diluted	319	331

Earnings per share:
Basic	$0.51	$0.14
Diluted	$0.51	$0.14

Cash dividends declared per share	$0.15	$0.15

HILTON WORLDWIDE HOLDINGS INC.
NEW ACCOUNTING STANDARD ADOPTION - EFFECT ON THE THREE MONTHS ENDED MARCH 31, 2017
(unaudited, in millions, except per share data)

	As Previously Reported	ASU 2014-09	ASU 2017-07	As Adjusted
Revenues
Franchise fees	$294	$(12)	$—	$282
Base and other management fees	83	(2)	—	81
Incentive management fees	52	(3)	—	49
Owned and leased hotels	300	(4)	—	296
Other revenues	37	—	—	37
	766	(21)	—	745
Other revenues from managed and franchised properties	1,395	(244)	—	1,151
Total revenues	2,161	(265)	—	1,896

Expenses
Owned and leased hotels	272	(4)	—	268
Depreciation and amortization	89	(3)	—	86
General and administrative	105	—	1	106
Other expenses	23	—	—	23
	489	(7)	1	483
Other expenses from managed and franchised properties	1,395	(199)	—	1,196
Total expenses	1,884	(206)	1	1,679

Operating income	277	(59)	(1)	217

Interest expense	(104)	15	—	(89)
Loss on foreign currency transactions	(4)	—	—	(4)
Loss on debt extinguishment	(60)	—	—	(60)
Other non-operating income, net	1	—	1	2

Income before income taxes	110	(44)	—	66

Income tax expense	(35)	17	—	(18)

Net income	75	(27)	—	48
Net income attributable to noncontrolling interests	(1)	—	—	(1)
Net income attributable to Hilton stockholders	$74	$(27)	$—	$47

Earnings per share:
Basic	$0.22			$0.14
Diluted	$0.22			$0.14

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND, REGION AND SEGMENT
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
U.S.	72.4%	1.1%	pts.	$146.61	1.2%	$106.09	2.8%
Americas (excluding U.S.)	67.2	2.6		131.14	3.2	88.15	7.3
Europe	70.1	3.9		138.94	1.2	97.39	7.1
Middle East & Africa	73.6	5.1		156.56	(2.1)	115.28	5.3
Asia Pacific	70.4	5.5		142.39	2.3	100.18	11.0
System-wide	71.8	1.8		145.21	1.2	104.27	3.9

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Waldorf Astoria Hotels & Resorts	73.0%	2.4%	pts.	$379.11	4.1%	$276.76	7.7%
Conrad Hotels & Resorts	72.3	9.9		249.54	(1.6)	180.39	14.1
Canopy by Hilton	90.9	(0.9)		295.14	8.3	268.17	7.2
Hilton Hotels & Resorts	72.8	2.3		171.91	0.8	125.11	4.2
Curio - A Collection by Hilton	72.8	3.6		222.31	3.6	161.86	8.9
DoubleTree by Hilton	70.5	1.6		132.97	1.8	93.81	4.1
Embassy Suites by Hilton	75.6	(0.1)		162.32	1.3	122.64	1.1
Hilton Garden Inn	72.3	2.0		128.25	0.6	92.70	3.5
Hampton by Hilton	68.9	1.1		119.44	0.8	82.27	2.5
Homewood Suites by Hilton	77.2	2.2		136.70	1.6	105.52	4.5
Home2 Suites by Hilton	74.6	6.1		113.51	1.8	84.65	10.8
System-wide	71.8	1.8		145.21	1.2	104.27	3.9

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2018	vs. 2017		2018	vs. 2017	2018	vs. 2017
Management and franchise	71.8%	1.8%	pts	$144.26	1.2%	$103.58	3.8%
Ownership(1)	71.9	1.4		179.44	2.7	129.02	4.8
System-wide	71.8	1.8		145.21	1.2	104.27	3.9
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of March 31, 2018

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	1	215	12	5,451	—	—	13	5,666
Americas (excluding U.S.)	—	—	1	142	1	984	2	1,126
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	4	949	—	—	4	949
Asia Pacific	—	—	3	723	—	—	3	723
Conrad Hotels & Resorts
U.S.	—	—	4	1,289	1	319	5	1,608
Americas (excluding U.S.)	—	—	2	402	1	294	3	696
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	3	1,076	—	—	4	1,690
Asia Pacific	1	164	16	4,920	2	768	19	5,852
Canopy by Hilton
U.S.	—	—	—	—	2	352	2	352
Europe	—	—	—	—	1	112	1	112
Hilton Hotels & Resorts
U.S.	—	—	66	48,391	178	54,161	244	102,552
Americas (excluding U.S.)	1	405	25	9,240	17	5,661	43	15,306
Europe	53	14,421	48	15,269	40	10,776	141	40,466
Middle East & Africa	5	1,998	43	13,411	2	605	50	16,014
Asia Pacific	7	3,438	83	30,412	7	2,826	97	36,676
Curio - A Collection by Hilton
U.S.	—	—	4	1,981	27	5,795	31	7,776
Americas (excluding U.S.)	—	—	—	—	7	1,271	7	1,271
Europe	—	—	2	189	8	866	10	1,055
Middle East & Africa	—	—	1	201	—	—	1	201
Asia Pacific	—	—	2	448	—	—	2	448
DoubleTree by Hilton
U.S.	—	—	37	12,133	304	72,080	341	84,213
Americas (excluding U.S.)	—	—	4	809	22	4,463	26	5,272
Europe	—	—	11	2,915	83	14,364	94	17,279
Middle East & Africa	—	—	10	2,350	5	597	15	2,947
Asia Pacific	—	—	49	14,219	2	965	51	15,184
Tapestry Collection by Hilton
U.S.	—	—	—	—	5	524	5	524
Embassy Suites by Hilton
U.S.	—	—	42	11,144	198	44,868	240	56,012
Americas (excluding U.S.)	—	—	3	667	5	1,329	8	1,996
Hilton Garden Inn
U.S.	—	—	4	430	635	87,911	639	88,341
Americas (excluding U.S.)	—	—	10	1,406	37	5,783	47	7,189
Europe	—	—	20	3,680	40	6,555	60	10,235
Middle East & Africa	—	—	8	1,777	1	175	9	1,952
Asia Pacific	—	—	23	4,915	—	—	23	4,915
Hampton by Hilton
U.S.	—	—	46	5,639	2,100	205,199	2,146	210,838
Americas (excluding U.S.)	—	—	13	1,677	90	10,729	103	12,406
Europe	—	—	15	2,439	53	8,146	68	10,585
Asia Pacific	—	—	—	—	29	4,470	29	4,470
Tru by Hilton
U.S.	—	—	—	—	17	1,632	17	1,632
Homewood Suites by Hilton
U.S.	—	—	22	2,353	416	47,472	438	49,825
Americas (excluding U.S.)	—	—	3	358	18	2,018	21	2,376
Home2 Suites by Hilton
U.S.	—	—	—	—	212	21,876	212	21,876
Americas (excluding U.S.)	—	—	—	—	3	317	3	317
Other	—	—	3	1,450	1	250	4	1,700
Hotels	71	21,718	650	206,908	4,570	626,513	5,291	855,139
Hilton Grand Vacations	—	—	—	—	48	8,102	48	8,102
Total	71	21,718	650	206,908	4,618	634,615	5,339	863,241
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2018	2017	$	%
Capital expenditures for property and equipment(1)	$10	$9	1	11.1
Capitalized software costs(2)	15	9	6	66.7
Total capital expenditures	25	18	7	38.9
Contract acquisition costs	14	13	1	7.7
Total capital expenditures and contract acquisition costs	$39	$31	8	25.8
____________

(1)	Includes expenditures for hotels, corporate and other property and equipment.

(2)	Includes $7 million and $4 million of expenditures that are reimbursed by hotel owners for the three months ended March 31, 2018 and 2017, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Net income attributable to Hilton stockholders, as reported	$161	$47
Diluted EPS, as reported	$0.51	$0.14
Special items:
Net other expenses from managed and franchised properties	$21	$45
Asset dispositions(1)	2	7
Loss on debt extinguishment	—	60
Transaction costs(2)	—	10
Financing transactions(3)	—	5
Other adjustments(4)	(6)	—
Total special items before tax	17	127
Income tax expense on special items	(3)	(49)
Total special items after tax	$14	$78

Net income, adjusted for special items	$175	$125
Diluted EPS, adjusted for special items	$0.55	$0.38
____________

(1)	Includes severance costs related to the 2015 sale of the Waldorf Astoria New York that were recognized in general and administrative expenses.

(2)	Includes expenses related to the January 2017 spin-offs of Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. that were recognized in general and administrative expenses.

(3)	Includes expenses incurred in connection with the refinancing of the senior secured term loan facility that were recognized in other non-operating income, net.

(4)	Includes a gain related to the refinancing of a loan that financed the construction of a hotel that Hilton manages, which was recognized in other non-operating income, net.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended
	March 31,
	2018	2017
Net income	$163	$48
Interest expense	83	89
Income tax expense	58	18
Depreciation and amortization	82	86
EBITDA	386	241
Loss (gain) on foreign currency transactions	(11)	4
Loss on debt extinguishment	—	60
FF&E replacement reserve	12	6
Share-based compensation expense	28	25
Amortization of contract acquisition costs	7	3
Net other expenses from managed and franchised properties	21	45
Other adjustment items(1)	2	26
Adjusted EBITDA	$445	$410
____________

(1)	Includes adjustments for severance, transaction costs and other items.

	Three Months Ended
	March 31,
	2018	2017
Total revenues, as reported	$2,074	$1,896
Add: amortization of contract acquisition costs	7	3
Less: other revenues from managed and franchised properties	(1,254)	(1,151)
Total revenues, as adjusted	$827	$748

Adjusted EBITDA	$445	$410

Adjusted EBITDA margin	53.8%	54.8%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	March 31,	December 31,
	2018	2017
Long-term debt, including current maturities	$6,605	$6,602
Add: unamortized deferred financing costs and discount	78	81
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	6,683	6,683
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	15	13
Less: cash and cash equivalents	(610)	(570)
Less: restricted cash and cash equivalents	(73)	(100)
Net debt	$6,015	$6,026

Pro forma adjustments(1)	1,190
Pro forma net debt(1)	$7,205

	Three Months Ended		Year Ended	TTM(2)
	March 31,		December 31,	March 31,
	2018	2017	2017	2018
Net income	$163	$48	$1,089	$1,204
Interest expense	83	89	351	345
Income tax expense (benefit)	58	18	(336)	(296)
Depreciation and amortization	82	86	336	332
EBITDA	386	241	1,440	1,585
Loss (gain) on foreign currency transactions	(11)	4	(3)	(18)
Loss on debt extinguishment	—	60	60	—
FF&E replacement reserve	12	6	55	61
Share-based compensation expense	28	25	121	124
Amortization of contract acquisition costs	7	3	17	21
Net other expenses from managed and franchised properties	21	45	172	148
Other adjustment items(3)	2	26	47	23
Adjusted EBITDA	$445	$410	$1,909	$1,944

Net debt				$6,015

Net debt to Adjusted EBITDA ratio				3.1
____________

(1)	Includes the effect of the stock buyback from HNA and the senior notes offering and use of proceeds therefrom, each of which occurred in April 2018, as if they had occurred on March 31, 2018.

(2)	Trailing twelve months ("TTM") March 31, 2018 is calculated as the three months ended March 31, 2018 plus the year ended December 31, 2017 less the three months ended March 31, 2017.

(3)	Includes adjustments for severance, transaction costs and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2018
(unaudited, in millions, except per share data)

	Three Months Ending June 30, 2018
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$201	$215
Diluted EPS, before special items	$0.66	$0.70

Net income, adjusted for special items	$201	$215
Diluted EPS, adjusted for special items(1)	$0.66	$0.70

	Year Ending December 31, 2018
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$790	$819
Diluted EPS, before special items	$2.57	$2.66
Special items(2):
Net other expenses from managed and franchised properties	$21	$21
Asset dispositions	2	2
Other adjustments	(6)	(6)
Total special items before tax	17	17
Income tax expense on special items	(3)	(3)
Total special items after tax	$14	$14

Net income, adjusted for special items	$804	$833
Diluted EPS, adjusted for special items(1)	$2.62	$2.71
____________

(1)	Does not include the effect of potential share repurchases.

(2)	See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2018
(unaudited, in millions)

	Three Months Ending June 30, 2018
	Low Case	High Case
Net income	$202	$216
Interest expense	97	97
Income tax expense	85	91
Depreciation and amortization	81	81
EBITDA	465	485
FF&E replacement reserve	17	17
Share-based compensation expense	41	41
Amortization of contract acquisition costs	7	7
Adjusted EBITDA	$530	$550

	Year Ending December 31, 2018
	Low Case	High Case
Net income	$794	$823
Interest expense	380	380
Income tax expense	324	335
Depreciation and amortization	326	326
EBITDA	1,824	1,864
Gain on foreign currency transactions	(11)	(11)
FF&E replacement reserve	55	55
Share-based compensation expense	133	133
Amortization of contract acquisition costs	27	27
Net other expenses from managed and franchised properties	21	21
Other adjustment items(1)	11	11
Adjusted EBITDA	$2,060	$2,100
____________

(1)	Includes adjustments for severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the TTM period ended March 31, 2018, which is calculated as the three months ended March 31, 2018 plus the year ended December 31, 2017 less the three months ended March 31, 2017. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company’s management uses TTM information to evaluate the Company’s financial performance for ongoing planning purposes.
Net Income and EPS, Adjusted for Special Items

Net income, adjusted for special items, and EPS, adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income, adjusted for special items, and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income, adjusted for special items, and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects net income (loss), excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; (ix) amortization of contract acquisition costs; (x) the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties; and (xi) other items.

Beginning with the three months ended March 31, 2018, the Company has modified the definition of Adjusted EBITDA to also exclude the amortization of contract acquisition costs and the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties. Management believes that excluding these impacts is useful for the reasons set forth below and has applied the modified definition of Adjusted EBITDA to all periods for which Adjusted EBITDA is presented in this release.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, as adjusted, to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserve to be consistent with the treatment of FF&E for its owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's reimbursable revenues and related expenses, as the Company does not operate the related programs to generate a profit over the terms of the agreement; and (iv) other items that are not core to the Company's operations and are not reflective of the Company's performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount; and (ii) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported, excluding the hotels distributed in the spin-offs; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 5,291 hotels in the Company's system as of March 31, 2018, 4,343 hotels were classified as comparable hotels. The 948 non-comparable hotels included 211 hotels, or approximately four percent of the total hotels in the system, that were removed from the comparable group during the last twelve months.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three months ended March 31, 2018 and 2017 use the exchange rates for the three months ended March 31, 2018.